Exhibit 23.2

                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                              INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated April 25, 2001 with respect to the consolidated financial statements of F2 Broadcast Network Inc. (formerly known as First Entertainment Holding Corp.) and Subsidiaries as of December 31, 2000 included in its Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Gordon, Hughes & Banks, LLP
Englewood, Colorado

October 1, 2001